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                                   EXHIBIT 4.7
                        POLICY DEATH BENEFIT ENDORSEMENT
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                              POLICY ENDORSEMENT TO
                      INDIVIDUAL DEFERRED VARIABLE ANNUITY
                                    CONTRACTS

This Endorsement is part of your policy. The effective date of this Endorsement is the Issue Date shown on the Policy Data Page. This Endorsement is effective at the same time as the policy.

By attachment of this Endorsement, the named section of your Individual Deferred Variable Annuity Policy is amended as follows:

"Death Proceeds - The Death Proceeds under this Contract are the Account Value less any outstanding loan and accrued interest."

This Endorsement will not change, waive or extend any part of the policy, other than as stated herein.

                                       American United Life Insurance Company(R)

                                                            /s/ William R. Brown

                                                                       Secretary